UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A
(Amendment No. 2)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 30, 2019

TrueCar, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36449	04-3807511
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Broadway, Suite 200
Santa Monica, California 90401
(Address of principal executive offices, including zip code)

(800) 200-2000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	TRUE	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02                                          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Perry Separation

On June 3, 2019, TrueCar, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original Perry Report”) reporting, among other things, that Victor A. “Chip” Perry had retired as the Company’s President and Chief Executive Officer effective May 31, 2019. Although, as indicated in the Original Perry Report, at the time the Company filed the Original Perry Report, the Company and Mr. Perry intended to enter into a release and separation agreement and a consulting agreement, the Company and Mr. Perry had not yet agreed upon the terms of any such agreement, and the Compensation and Workforce Committee (the “Committee”) of the Board of Directors (the “Board”) of the Company had not yet made any determination with respect to any such agreement. Additionally, the Original Perry Report indicated that, although Mr. Perry had tendered his resignation from the Board, that resignation would take effect at a later date. This Amendment No. 2 on Form 8-K/A further amends the Original Perry Report to provide additional information regarding the effectiveness of Mr. Perry’s resignation from the Board and his post-retirement agreements with the Company pursuant to Item 5.02 of Form 8-K.

On July 18, 2019, the Company and Mr. Perry entered into a consulting agreement (the “Perry Consulting Agreement”), in connection with the execution of which the Company and Mr. Perry also entered into a separation and release agreement (the “Perry Separation Agreement”). The Committee approved the terms of the Perry Consulting Agreement and the Perry Separation Agreement on July 16, 2019. Pursuant to the Perry Consulting Agreement, Mr. Perry has agreed to provide consulting services to the Company through May 31, 2021, during which time his stock options will remain exercisable. The Perry Separation Agreement contains a release of claims against the Company by Mr. Perry and provides for severance benefits consistent with the Employment Agreement, dated November 16, 2015, by and between Mr. Perry and the Company in connection with a termination without cause.

Further, pursuant to an agreement between the Company and Mr. Perry, Mr. Perry’s previously-announced resignation from the Board took effect on July 19, 2019. The Board has not yet identified an appropriate candidate to fill the vacancy on the Board resulting from Mr. Perry’s resignation and the directorship will remain vacant until it does.

McClung Separation

On June 21, 2019, the Company filed a Current Report on Form 8-K (the “Original McClung Report”) reporting, among other things, that the Company had terminated the employment of Robert T. “Tommy” McClung as the Company’s Executive Vice President and Chief Technology Officer on June 20, 2019. At the time the Company filed the Original McClung Report, the Company had not yet made any determination with respect to any agreement between the Company and Mr. McClung concerning the terms of his departure from the Company. This Amendment No. 2 on Form 8-K/A further amends the Original McClung Report to provide additional information regarding the terms of such departure pursuant to Item 5.02 of Form 8-K.

On July 19, 2019, the Company and Mr. McClung entered into a separation agreement (the “McClung Separation Agreement”) pursuant to which Mr. McClung will receive a severance payment of $25,000 in addition to the benefits to which he is entitled under the Employment Agreement, dated January 12, 2017, by and between the Company and Mr. McClung in connection with a termination without cause. The Committee approved the terms of the McClung Separation Agreement, which contains a release of claims against the Company by Mr. McClung, on July 19, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRUECAR, INC.

By:	/s/ Jeff Swart
Jeff Swart
EVP, General Counsel & Secretary

 Date:  July 22, 2019